UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

TURNING POINT BRANDS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-37763	20-0709285
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip code)

(502) 778-4421
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	TPB	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 10, 2020, Turning Point Brands (the “Company” or “TPB”) and its wholly-owned subsidiary, North Atlantic Wrap Company LLC (“NAWC”), entered into a Master Transaction Agreement (the “Master Transaction Agreement” and the transactions contemplated thereby, the “Transactions”) by and among NAWC, TPB, Durfort Holdings, S.R.L. (“Durfort”) and Blunt Wrap U.S.A., Inc. (“BWUSA” and, together with Durfort, collectively, the “Sellers”).  The Transactions closed simultaneously with the execution and delivery of the Master Transaction Agreement on June 10, 2020 (the “Closing Date”).  TPB is party to the Master Transaction Agreement solely for purposes of guaranteeing NAWC’s payment and performance obligations under the Master Transaction Agreement and the Unsecured Note (as defined below).

Under the terms of the Master Transaction Agreement, NAWC acquired from Sellers (i) an unencumbered and equal undivided co-ownership interest in the Sellers’ right, title and interest in and to Sellers’ know-how, trade secrets and other confidential information relating to substantially all tobacco wraps and cones products sold by Sellers prior to June 10, 2020 (“Seller Products”), including related FDA grandfathered Seller Products (i.e., products that can be sold without FDA market authorization), regulatory information related to the Seller Products, certain patents and patent applications claiming Seller Product-related inventions, rights in any FDA orders relating to Seller Products to the extent requested, filed, granted to or obtained by the Sellers prior to the Closing Date, including grandfather determinations (the “Acquired Intellectual Property”), together with (ii) certain raw materials, works-in-progress and finished goods purchased at cost (the “Acquired Inventory” and, together with the Acquired Intellectual Property, the “Acquired Assets”).

The aggregate purchase price paid by NAWC in respect of the Acquired Intellectual Property was $46 million, comprised of (a) $36 million in cash consideration paid at closing and (b) an unsecured subordinated promissory note (the “Unsecured Note”) delivered by NAWC to Sellers on the Closing Date in the principal amount of $10 million (the “Principal Amount”), with an annual interest rate of 7.5% (the “Interest Rate”), payable quarterly, with the first payment due September 10, 2020.  The Principal Amount is payable in two $5 million installments, with the first installment due 18 months after the date of the Transactions, and the second installment (which is subject to reduction as described in the next succeeding paragraph) due 36 months after the Closing Date.

The second installment under the Principal Amount of the Unsecured Note is subject to reduction, on a dollar-for-dollar basis, by the sum of any amounts that become payable by the Sellers as indemnification for losses under the terms of the Master Transaction Agreement, as described below.  The Unsecured Note will be repaid within 36 months of the Closing Date or such later time as all claims for indemnification that could operate to reduce the Principal Amount have been settled or otherwise resolved.

The Master Transaction Agreement contains covenants regarding the Acquired Intellectual Property, including certain exclusive rights with respect to certain patents as they relate to tobacco wraps and cones, non-exclusive intellectual property licenses and Seller-granted covenants not to sue.  The Master Transaction Agreement also contains customary representations, warranties, covenants and indemnification provisions whereby Sellers will indemnify NAWC and affiliated parties for losses suffered as a result of breaches of representations and warranties, breaches of covenants and certain other matters.  The indemnification obligations of the Sellers are subject to a deductible of $345,000 and an indemnity cap of $4.6 million.  The deductible and cap on indemnification do not apply with respect to breaches of certain fundamental representations and warranties, breaches of covenants and certain other matters, including claims made on the basis of fraud.  The representations and warranties in the Master Transaction Agreement generally survive for 18 months following the Closing Date, with longer survival periods with respect to fundamental representations and warranties.

On June 10, 2020, in connection with the closing of the Transactions, National Tobacco Company, L.P., a wholly-owned subsidiary of TPB, entered into an exclusive distribution agreement (the “Master Distribution Agreement”) with BWUSA to market and sell the original Blunt Wrap® cigar wraps brand in the USA.  The Master Distribution Agreement provides for an initial 10-year term and automatically renews for 5-year terms thereafter.  The Master Distribution Agreement is expected to become effective within 120 days of the Closing Date.

On June 10, 2020, in connection with the closing of the Transactions, Intrepid Brands, LLC, a wholly-owned subsidiary of TPB (“Intrepid”), entered into an exclusive hemp supply agreement (“Hemp Supply Agreement”) with LSR HC, LLC, an affiliate of Durfort and BWUSA (“LSR”).  Under the terms of the Hemp Supply Agreement, LSR will supply certain hemp cigar wraps and hemp cigar cones under one or more of Intrepid’s trademarks.  The Hemp Supply Agreement provides for an initial 5-year term, and automatically renews for additional 5-year terms thereafter.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.01 related to the Unsecured Note is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On June 10, 2020, the Company issued a press release, attached as Exhibit 99.1, announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description
99.1	Press release dated June 10, 2020 announcing the closing of the Acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: June 10, 2020	By:	/s/ James Dobbins
		Name:	James Dobbins
		Title:	Senior Vice President, General Counsel and Secretary